SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:
[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[X] Definitive Additional Materials
[  ] Soliciting Material under Rule 14a-12

PROFESSIONALLY MANAGED PORTFOLIOS
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4)	Proposed maximum aggregate value of transaction:
(5)	Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Dear Shareholder,

Your opportunity to vote on important changes to the DSM Large Cap Growth Fund (the “DSM Fund”), a series of Professionally Managed Portfolios (the “PMP Trust”) is here.  It is critical that we hear from you, which is why we’re asking you to exercise your right as a shareholder by voting your proxy. The proxy package you recently received invites you to vote to consider the proposal as described in your proxy statement.

At the time of this letter, our records indicate that you have not yet voted.  If you have responded already, thank you for your time.  If you have not, please take a moment now to cast your vote so that your shares may be represented for the purposes of a quorum for the shareholder meeting scheduled on Thursday, August 4, 2016.

The Board of Trustees of the PMP Trust recommends that you vote FOR the Reorganization proposal.

More information regarding this special meeting and the proposal can be found in the proxy statement you received. If you would like another copy of the proxy statement or have proxy-related questions, please call 1 (800) 249-7148. Representatives are available between 9 a.m. and 10 p.m. Eastern Time.

Once you’ve made a decision, the voting process takes only a few minutes. Please review the instructions on the enclosed proxy card.

There are three easy ways to vote:

•	Online: Log on to the website provided on your proxy card. You will need the control number found on the proxy card to log in.

•	By mail: Sign, date, and mail your proxy card in the postage-paid envelope provided in your proxy package.

•	At the shareholder meeting: You may attend the shareholder meeting and vote in person. Details are in your proxy package.

If convenient for you, please utilize the first option above to insure that your response is received in time for the special meeting on August 4, 2016.

Your prompt response is greatly appreciated.

Sincerely,
Stephen E. Memishian
Co-Managing Partner
DSM Capital Partners, LLC

Dear Shareholder,

Your opportunity to vote on important changes to the DSM Large Cap Growth Fund (the “DSM Fund”), a series of Professionally Managed Portfolios (the “PMP Trust”) is here.  It is critical that we hear from you, which is why we’re asking you to exercise your right as a shareholder by voting your proxy. The proxy package you recently received invites you to vote to consider the proposal as described in your proxy statement.

At the time of this letter, our records indicate that you have not yet voted.  If you have responded already, thank you for your time.  If you have not, please take a moment now to cast your vote so that your shares may be represented for the purposes of a quorum for the shareholder meeting scheduled on Thursday, August 4, 2016.

The Board of Trustees of the PMP Trust recommends that you vote FOR the Reorganization proposal.

More information regarding this special meeting and the proposal can be found in the proxy statement you received. If you would like another copy of the proxy statement or have proxy-related questions, please call 1 (800) 249-7148. Representatives are available between 9 a.m. and 10 p.m. Eastern Time.

Once you’ve made a decision, the voting process takes only a few minutes. Please review the instructions on the enclosed proxy card.

There are four easy ways to vote:

•	By phone: Call our proxy specialists toll-free at 1 (800) 249-7148, Monday through Friday, from 9 a.m. to 10 p.m. EST. You will need the control number, which can be found on your proxy card.

•	Online: Log on to the website provided on your proxy card. You will need the control number found on the proxy card to log in.

•	By mail: Sign, date, and mail your proxy card in the postage-paid envelope provided in your proxy package.

•	At the shareholder meeting: You may attend the shareholder meeting and vote in person. Details are in your proxy package.

If convenient for you, please utilize one of the first two options above to insure that your response is received in time for the special meeting on August 4, 2016.

Your prompt response is greatly appreciated.

Sincerely,
Stephen E. Memishian
Co-Managing Partner
DSM Capital Partners, LLC